Exhibit 99.1

For Immediate Release

Eschelon Telecom, Inc. Completes $65 Million
High Yield Offering

Minneapolis, MN—December 1, 2004:  Eschelon Telecom, Inc., a provider of voice, data, Internet services and business telephone systems, today announced that its direct and wholly owned subsidiary, Eschelon Operating Company ("Issuer"), has closed a $65 million senior second secured notes offering that is a tack-on to its existing 8.375% senior second secured notes. The net proceeds of the latest offering will be used, in conjunction with a planned $15 million preferred stock offering, to fund the previously announced acquisition of Advanced TelCom, Inc.

        The new notes have substantially the same terms and conditions as the original notes and are due 2010. The closing of the acquisition is pending regulatory approvals but is expected to occur on or around December 31, 2004. Jefferies & Company, Inc. acted as sole book running manager on the offering.

        The Notes will be fully and unconditionally guaranteed by Eschelon Telecom, Inc. and its subsidiaries, and will be secured by a second lien on substantially all of the assets of those companies.

        The offer has been made pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been registered under the Securities Act, and have not been offered or sold in the United States or to a United States person, and will not be so offered or sold, absent registration or an applicable exemption from registration requirements.

        This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

        "We're pleased to have completed this second offering which will fund Eschelon's planned acquisition of Advanced TelCom," stated Richard Smith, President and CEO of Eschelon Telecom, Inc. "This accomplishment once again demonstrates that Eschelon's financial strength is recognized by the investment community. Our strong balance sheet and continued ability to execute our business model have enabled Eschelon to pursue this great opportunity with ATI."

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. was founded in 1996 and is a rapidly growing provider of integrated voice, data and Internet services. Headquartered in Minneapolis, Minnesota, the company offers small and medium sized businesses a comprehensive line of telecommunications and Internet products including local lines, long distance, business telephone systems, DSL, Dedicated T-1 access, network solutions and Web hosting. Eschelon employs approximately 900 telecommunications/Internet professionals and has more than 237,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado and Nevada. For more information, please visit our web site at www.eschelon.com

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom's current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the company's history of losses, ability to maintain relationships with ILECs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company's filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

Contact:
Jenna Soule
612-436-6426

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